Exhibit 99.1

RAMCO-GERSHENSON PROPERTIES TRUST REPORTS
FINANCIAL AND OPERATING RESULTS FOR THE SECOND QUARTER 2015

FARMINGTON HILLS, Michigan – July 21, 2015 - Ramco-Gershenson Properties Trust (NYSE:RPT) today announced its financial and operating results for the three and six months ended June 30, 2015.

SECOND QUARTER 2015 HIGHLIGHTS:

•	Reported Operating Funds from Operations (“Operating FFO”) of $0.31.

•	Announced the acquisition of its partners' interests in seven high quality shopping centers in major metropolitan markets for $185.9 million.

•	Commenced three new value-add improvement projects, including the addition of Saks Fifth Avenue OFF 5TH at Hunter's Square in Farmington Hills, MI.

•	Ended the quarter with core portfolio leased occupancy of 95.3%.

"Our activities this quarter focused on the acquisition of our partners' interest in seven high-quality shopping centers, the disposition of non-core properties, and transitioning our new Chief Operating Officer, John Hendrickson ," said Dennis Gershenson, President and Chief Executive Officer. "The seven centers present a number of opportunities to grow NOI, primarily through out parcel development and re-leasing space to creditworthy retailers at higher rents. John and his team will be instrumental in executing on these opportunities over the next 12-18 months."

FINANCIAL RESULTS:
For the three months ended June 30, 2015:

•	Operating FFO of $27.7 million, or $0.31 per diluted share, compared to $24.2 million, or $0.31 per diluted share for the same period in 2014.

•	FFO of $28.3 million, or $0.32 per diluted share, compared to $22.9 million, or $0.29 per diluted share for the same period in 2014.

•	Net income available to common shareholders of $4.9 million, or $0.06 per diluted share, compared to net loss of $0.7 million, or $0.01 per share for the same period in 2014.

For the six months ended June 30, 2015:

•	Operating FFO of $58.9 million, or $0.67 per diluted share, compared to $47.2 million, or $0.61 per diluted share for the same period in 2014.

•	FFO of $57.0 million, or $0.65 per diluted share, compared to $45.9 million, or $0.59 per diluted share for the same period in 2014.

•	Net income available to common shareholders of $12.8 million, or $0.16 per diluted share, compared to $0.1 million, or $0.00 per diluted share for the same period in 2014.

OPERATING RESULTS:

•	Same-center NOI growth of 2.3% and 2.8% year-to-date.

•	Core portfolio leased occupancy of 95.3% and physical occupancy of 94.2%.

•	Signed 76 leases encompassing 485,304 square feet at comparable rental growth of 9.1%, including 50 renewals totaling 290,356 square feet at comparable rental growth of 8.2%.

BALANCE SHEET METRICS (as of June 30, 2015):

•	Net debt to total market capitalization of 38.3%.

•	Net debt to EBITDA of 5.9x, interest coverage of 3.7x, and fixed charge coverage of 2.9x.

•	Weighted average debt maturity of 6.1 years.

INVESTMENT ACTIVITY:
Acquisitions
Subsequent to quarter end, the Company announced its intent to acquire its partners' ownership interests in seven high quality shopping centers for $185.9 million, including the assumption of its partner's pro rata share of debt of $48.1 million. The centers are located in major metropolitan markets and are anchored by best-in-class national retailers. The Company closed on the acquisition of six of the properties on July 21, 2015. The closing on the seventh property is expected to occur on or before August 31, 2015.
Dispositions
The Company sold the shopping center portion of The Town Center at Aquia, which included a Regal Theater and Rite Aid, as well as residual commercial and residential land at the property for $13.4 million recording a gain on sale of $0.3 million, which is excluded from FFO.

Subsequent to quarter-end, the Company sold to its partner its 20% interest in The Plaza at Delray, a 314,000 square foot shopping center in Delray Beach, Florida.
Redevelopment
The Company commenced three new value-add improvement projects anchored by high-quality national retailers in shopping centers located in high-income trade areas.

•
Hunter's Square, a 355,000 square foot, market dominant shopping center located in Farmington Hills, Michigan, is being redeveloped to include two new anchors: a 34,000 square foot Saks Fifth Avenue OFF 5TH, which upon opening will be one of only two Saks OFF 5TH stores in Michigan, as well as a 21,000 square foot DSW.

•
Mission Bay Plaza, a 97% leased, 265,000 square foot market dominant shopping center located in Boca Raton, Florida, is being repositioned to accommodate a 6,500 square foot expansion of LA Fitness as well as the re-leasing of under-performing anchor space.

•
Town & Country Crossing, a 150,000 square foot, upscale shopping center located in Town & Country, Missouri, is being expanded to add a 31,000 square foot Stein Mart. Town & Country Crossing is also anchored by Whole Foods and Target (shadow).

The Company completed the redevelopment of Merchants' Square in Carmel, Indiana, which included adding a newly constructed 39,000 square foot Flix Brewhouse. The project totaled approximately $6.6 million and is expected to produce a stabilized return on incremental costs of between 10% -11% upon completion.

At June 30, 2015, the Company had 10 redevelopment, expansion and/or re-anchoring projects underway with an estimated total cost of $72.2 million, which are expected to produce a return on incremental costs of between 9% - 10%.

FINANCING ACTIVITY:

The Company paid off two mortgages at Florida shopping centers totaling $18.1 million.

Subsequent to quarter-end, the Company closed a $50 million private placement of 10-year unsecured notes at a fixed interest rate of 4.20%, which was used to partially fund the Company's acquisitions.

DIVIDEND:

The Company declared a regular cash dividend of $0.20 per common share for the period of April 1, 2015 through June 30, 2015 and a Series D convertible perpetual preferred share dividend of $0.90625 per share for the same period. The dividends were paid on July 1, 2015 to shareholders of record as of June 19, 2015. The Operating FFO payout ratio was 64.5%.

2015 GUIDANCE:

The Company has narrowed its 2015 guidance for Operating FFO to a range of $1.28 to $1.32 per diluted share.

CONFERENCE CALL/WEBCAST:

Ramco-Gershenson Properties Trust will host a live broadcast of its first quarter conference call on Wednesday, July 22, 2015, at 9:00 a.m. eastern time, to discuss its financial and operating results. The live broadcast will be available online at www.rgpt.com and www.investorcalendar.com and also by telephone at (877) 407-9205, no pass code needed. A replay will be available shortly after the call on the aforementioned websites (for ninety days) or by telephone at (877) 660-6853, (Conference ID: 13612212), for one week.

SUPPLEMENTAL MATERIALS:

The Company’s quarterly financial and operating supplement is available on its corporate web site at www.rgpt.com. If you wish to receive a copy via email, please send requests to dhendershot@rgpt.com.

ABOUT RAMCO-GERSHENSON PROPERTIES TRUST:

Ramco-Gershenson Properties Trust (NYSE:RPT) is a fully integrated, self-administered, publicly-traded real estate investment trust (REIT) based in Farmington Hills, Michigan.  The Company's business is the ownership and management of large, multi-anchor shopping centers primarily in a dozen of the largest metropolitan markets in the United States.  At June 30, 2015, the Company owned interests in and managed a portfolio of 78 shopping centers and one office building with approximately 16.7 million square feet of gross leasable area. At June 30, 2015, the Company's core operating portfolio was 95.3% leased. Additional information regarding the Company is available on its corporate website: www.rgpt.com.

This press release may contain forward-looking statements that represent the Company’s expectations and projections for the future. Management of Ramco-Gershenson believes the expectations reflected in any forward-looking statements made in this press release are based on reasonable assumptions. Certain factors could occur that might cause actual results to vary, including deterioration in national economic conditions, weakening of real estate markets, decreases in the availability of credit, increases in interest rates, adverse changes in the retail industry, our continuing ability to qualify as a REIT and other factors discussed in the Company’s reports filed with the Securities and Exchange Commission.

Company Contact:

Dawn L. Hendershot, Vice President of Investor Relations
and Corporate Communications
31500 Northwestern Highway, Suite 300
Farmington Hills, MI 48334
dhendershot@rgpt.com
(248) 592-6202

RAMCO-GERSHENSON PROPERTIES TRUST
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	June 30, 2015	December 31, 2014
	(unaudited)
ASSETS
Income producing properties, at cost:
Land	$346,925	$341,388
Buildings and improvements	1,616,326	1,592,644
Less accumulated depreciation and amortization	(311,207)	(287,177)
Income producing properties, net	1,652,044	1,646,855
Construction in progress and land available for development or sale	56,710	74,655
Net real estate	1,708,754	1,721,510
Equity investments in unconsolidated joint ventures	22,373	28,733
Cash and cash equivalents	6,932	9,335
Restricted cash	9,386	8,163
Accounts receivable (net of allowance for doubtful accounts of $2,616 and $2,292 as of June 30, 2015 and December 31, 2014, respectively)	12,814	11,997
Acquired lease intangibles, net	69,464	77,045
Other assets, net	91,596	91,596
TOTAL ASSETS	$1,921,319	$1,948,379

LIABILITIES AND SHAREHOLDERS' EQUITY
Notes payable	906,167	921,705
Capital lease obligation	1,148	1,828
Accounts payable and accrued expenses	38,135	44,232
Acquired lease intangibles, net	51,492	54,278
Other liabilities	9,902	10,106
Distributions payable	18,034	17,951
TOTAL LIABILITIES	1,024,878	1,050,100

Commitments and Contingencies

Ramco-Gershenson Properties Trust ("RPT") Shareholders' Equity:
Preferred shares, $0.01 par, 2,000 shares authorized: 7.25% Series D Cumulative Convertible Perpetual Preferred Shares, (stated at liquidation preference $50 per share), 1,849 and 2,000 shares issued and outstanding as of June 30, 2015 and December 31, 2014, respectively	$92,427	$100,000
Common shares of beneficial interest, $0.01 par, 120,000 shares authorized, 79,149 and 77,573 shares issued and outstanding as of June 30, 2015 and December 31, 2014, respectively	791	776
Additional paid-in capital	1,155,556	1,130,262
Accumulated distributions in excess of net income	(375,512)	(356,715)
Accumulated other comprehensive loss	(2,271)	(1,966)
TOTAL SHAREHOLDERS' EQUITY ATTRIBUTABLE TO RPT	870,991	872,357
Noncontrolling interest	25,450	25,922
TOTAL SHAREHOLDERS' EQUITY	896,441	898,279
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,921,319	$1,948,379

RAMCO-GERSHENSON PROPERTIES TRUST
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
REVENUE
Minimum rent	$44,327	$37,054	$87,678	$73,321
Percentage rent	18	5	371	153
Recovery income from tenants	13,962	11,857	28,284	24,104
Other property income	850	578	1,709	1,539
Management and other fee income	578	436	1,110	946
TOTAL REVENUE	59,735	49,930	119,152	100,063

EXPENSES
Real estate taxes	9,126	7,347	18,121	14,714
Recoverable operating expense	6,846	5,739	14,124	11,898
Other non-recoverable operating expense	994	835	1,707	1,684
Depreciation and amortization	21,120	23,658	41,483	41,399
Acquisition costs	265	451	307	533
General and administrative expense	5,474	5,168	10,348	10,700
Provision for impairment	—	—	2,521	—
TOTAL EXPENSES	43,825	43,198	88,611	80,928

OPERATING INCOME	15,910	6,732	30,541	19,135

OTHER INCOME AND EXPENSES
Other income (expense), net	27	(239)	(191)	(372)
Gain on sale of real estate	273	2,672	3,469	2,672
Earnings (loss) from unconsolidated joint ventures	335	816	2,995	(791)
Interest expense	(10,058)	(7,632)	(20,027)	(15,231)
Amortization of deferred financing fees	(330)	(370)	(664)	(773)
Deferred gain recognized on real estate	—	—	—	117
Gain (loss) on extinguishment of debt	1,387	(860)	1,387	(860)
INCOME BEFORE TAX	7,544	1,119	17,510	3,897
Income tax (provision) benefit	(255)	1	(277)	(16)
NET INCOME	7,289	1,120	17,233	3,881
Net income attributable to noncontrolling partner interest	(199)	(34)	(476)	(123)
NET INCOME ATTRIBUTABLE TO RPT	7,090	1,086	16,757	3,758
Preferred share dividends	(1,675)	(1,813)	(3,487)	(3,625)
Preferred share conversion costs	(500)	—	(500)	—
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$4,915	$(727)	$12,770	$133

EARNINGS (LOSS) PER COMMON SHARE
Basic	$0.06	$(0.01)	$0.16	$—
Diluted	$0.06	$(0.01)	$0.16	$—

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	79,124	68,853	78,528	67,966
Diluted	79,319	69,097	78,731	68,209

RAMCO-GERSHENSON PROPERTIES TRUST
FUNDS FROM OPERATIONS
(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Net income (loss) available to common shareholders	$4,915	$(727)	$12,770	$133
Adjustments:
Rental property depreciation and amortization expense	21,080	23,531	41,407	41,145
Pro-rata share of real estate depreciation from unconsolidated joint ventures	702	682	1,398	3,445
Gain on sale of depreciable real estate	(298)	(2,466)	(298)	(2,466)
Gain on sale of joint venture depreciable real estate (1)	—	—	(2,239)	—
Deferred gain recognized on real estate	—	—	—	(117)
Noncontrolling interest in Operating Partnership (2)	199	34	476	123
Subtotal	26,598	21,054	53,514	42,263
Add preferred share dividends (if converted)	1,675	1,813	3,487	3,625
FFO	$28,273	$22,867	$57,001	$45,888

Provision for impairment on land available for development or sale	—	—	2,521	—
(Gain ) loss on extinguishment of debt	(1,387)	860	(1,387)	860
Gain on extinguishment of joint venture debt (1)	—	—	—	(106)
Acquisition costs	265	451	307	533
Preferred share conversion costs	500	—	500	—
Operating FFO	$27,651	$24,178	$58,942	$47,175

Weighted average common shares	79,124	68,853	78,528	67,966
Shares issuable upon conversion of Operating Partnership Units (2)	2,247	2,252	2,247	2,252
Dilutive effect of securities	195	244	203	243
Subtotal	81,566	71,349	80,978	70,461
Shares issuable upon conversion of preferred shares	6,538	6,990	6,792	6,990
Weighted average equivalent shares outstanding, diluted	88,104	78,339	87,770	77,451

FFO, per diluted share (3)	$0.32	$0.29	$0.65	$0.59
Operating FFO, per diluted share	$0.31	$0.31	$0.67	$0.61

Dividend per common share	$0.2000	$0.18750	$0.4000	$0.3750
Payout ratio - Operating FFO	64.5%	60.5%	59.7%	61.5%

(1)	Amount included in earnings (loss) from unconsolidated joint ventures.

(2)	The total non-controlling interest reflects OP units convertible 1:1 into common shares.

(3)	Six months ended June 30, 2015 includes $0.04 per share attributable to gain on sale of land at Gaines Marketplace.
We consider funds from operations, also known as “FFO”, to be an appropriate supplemental measure of the financial performance of an equity REIT.  Under the NAREIT definition, FFO represents net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from sales of depreciable property and excluding impairment provisions on depreciable real estate or on investments in non-consolidated investees that are driven by measurable decreases in the fair value of depreciable real estate held by the investee, plus depreciation and amortization, (excluding amortization of financing costs). Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect funds from operations on the same basis. Also, we consider “Operating FFO” a meaningful, additional measure of financial performance because it excludes acquisition costs and periodic items such as impairment provisions on land available for development or sale, bargain purchase gains, and gains or losses on extinguishment of debt that are not adjusted under the current NAREIT definition of FFO.  We provide a reconciliation of FFO to Operating FFO. FFO and Operating FFO should not be considered alternatives to GAAP net income available to common shareholders or as alternatives to cash flow as measures of liquidity. While we consider FFO and Operating FFO useful measures for reviewing our comparative operating and financial performance between periods or to compare our performance to different REITs, our computations of FFO and Operating FFO may differ from the computations utilized by other real estate companies, and therefore, may not be comparable.